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                                                                     Exhibit 1.1

                              _____________ SHARES

                    CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

                      CLASS A COMMON STOCK $ .01 PAR VALUE


                             UNDERWRITING AGREEMENT


December ___, 2002

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                                                     December ___, 2002


Morgan Stanley & Co. Incorporated
UBS Warburg LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

          Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in
Schedule II hereto (the "UNDERWRITERS"), and certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of _____________ shares of the Class A Common Stock, $ .01 par value, of the Company (the "FIRM SHARES"), of which _________ shares are to be issued and sold by the Company and ___________ shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in
Schedule I hereto. Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), UBS Warburg LLC ("UBS WARBURG"), J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and William Blair & Company, L.L.C. shall act as representatives (the "REPRESENTATIVES") of the several Underwriters.

          The Company also proposes to issue and sell to the several Underwriters not more than an additional ________ shares of the Class A Common Stock, $ .01 par value, of the Company (the "ADDITIONAL SHARES") if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of the Class A Common Stock, $ .01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS".

          The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (File No. 333-90106), including a prospectus, relating to

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the Shares. The registration statement as amended at the time it becomes effective, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

          UBS Warburg has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to directors, employees and shareholders of the Company and employees of Chicago Mercantile Exchange Inc., a Delaware corporation ("CME") (collectively, the "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by UBS Warburg and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES". Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CME. (I) The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus (1) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (2) based upon information relating to any Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein other than information with respect to any position, office or other relationship

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which any Selling Shareholder has had with, and which is material to, the
Company or any of its predecessors or affiliates within three years prior to the date of the Prospectus.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, CME and the subsidiaries of CME (collectively, the "CME GROUP"), taken as a whole.

          (d) Each of CME and each subsidiary of CME has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the CME Group, taken as a whole; all of the issued shares of capital stock of CME have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Company has no direct subsidiaries other than CME.

          (e) This Agreement has been duly authorized, executed and delivered by the Company and CME.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; the transfer restrictions in Article Four of the Company's certificate of incorporation are valid, binding and enforceable; and except as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to subscribe to or purchase from the Company or CME, or obligation of the Company or CME to issue, shares of the Company or CME.

          (g) The shares of Class A Common Stock of the Company (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable; upon the closing of the sale of the Shares to the Underwriters in accordance with the terms of this Agreement, each of the Shares to be sold by a Selling Shareholder pursuant to this Agreement will be duly converted from the Company's Class A-1, Class A-2, Class A-3 or Class A-4 Common Stock, as the case may be, to Class A Common Stock, and there will be no restrictions on transfer of or encumbrances on such Shares under the certificate of incorporation or by-laws of the Company.

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          (h)  The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (i) The execution and delivery by the Company and CME of, and the performance by the Company and CME of their respective obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, CME or any of CME's subsidiaries, (iii) any indenture, mortgage, deed of trust, credit agreement, lease or other agreement or instrument binding upon the Company, CME or any of CME's subsidiaries that is material to the CME Group, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, CME or any of CME's subsidiaries, except for any breach or contravention described in clause (i), (iii) or (iv) which would not, singly or in the aggregate, have a material adverse effect on the CME Group, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency, including but not limited to the Commodity Futures Trading Commission ("CFTC"), is required for the performance by the Company or by CME of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or any applicable law, rule or regulation of any foreign jurisdiction in connection with the offer and sale of the Shares and except, in each case, as would not singly or in the aggregate have a material adverse effect on the CME Group, taken as a whole.

          (j) There has not occurred any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the CME Group, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company or CME, threatened to which the Company or CME or any of CME's subsidiaries is a party or to which any of the properties of the Company or CME or any of CME's subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and there are no legal or governmental proceedings challenging the offering of the Shares by the Underwriters.

          (l) The preliminary prospectus dated November 18, 2002, or any amendment thereto, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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          (m)  Neither the Company nor CME is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus neither of them will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) The Company, CME and CME's subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the CME Group, taken as a whole.

          (o) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or CME and any person granting such person the right to require the Company or CME to file a registration statement under the Securities Act with respect to any securities of the Company or CME or to require the Company to include any securities of the Company with the Shares registered pursuant to the Registration Statement.

          (p) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividend to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) each of the Company, CME and CME's subsidiaries has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) each of the Company, CME and CME's subsidiaries has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, CME and CME's subsidiaries, except in each case as described in the Prospectus.

          (r) The Company, CME and CME's subsidiaries (i) do not own any real property and (ii) have good and marketable title to all personal property owned by them which is material to the business of the CME Group, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed

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to be made of such property by the CME Group, taken as a whole; and any real property and buildings held under lease by the Company, CME or CME's subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, CME and CME's subsidiaries, in each case except as described in the Prospectus.

          (s) The Company, CME and CME's subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as described in the Prospectus, none of the Company, CME nor any of CME's subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the CME Group, taken as a whole.

          (t) No labor dispute with the employees of the Company, CME or any of CME's subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company or CME, is imminent, except such disputes that would not have a material adverse effect on the CME Group, taken as a whole.

          (u) The Company, CME and CME's subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company, CME and CME's subsidiaries are eligible to participate, except such as would not, individually or in the aggregate, have a material adverse effect on the CME Group, taken as a whole; the Company, CME and CME's subsidiaries have not incurred and do not expect to incur any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company, CME or any of CME's subsidiaries would have any liability.

          (v) None of the Company, CME nor any of CME's subsidiaries has any reason to believe that it will not be able to renew any existing insurance coverage (which is material to the operations of the CME Group, taken as a whole) as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the CME Group, taken as a whole, except as described in the Prospectus.

          (w) Each of the Company, CME and CME's subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the "CONSENTS") of and from, and has made all filings and declarations

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(collectively, the "FILINGS") with, all federal, state, local and foreign governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the CME Group, taken as a whole; all such Consents and Filings are in full force and effect, the Company, CME and CME's subsidiaries are in compliance with such Consents and none of the Company, CME nor any of CME's subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company, CME or any of CME's subsidiaries, except as set forth in the Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the CME Group, taken as a whole; the Company, CME and CME's subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the CME Group, taken as a whole.

          (x) None of the Company, CME or CME's subsidiaries is (i) in violation of its certificate of incorporation or by-laws or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any default described in clause (ii) which would not have a material adverse effect on the CME Group, taken as a whole.

          (y) The Company, CME and each of CME's subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except for cases in which the failure to file would not have a material adverse effect on the CME Group, taken as a whole) and have paid all taxes required to be paid thereon, and, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles have been created on the financial statements of the Company, no tax deficiency has been determined adversely to the Company, CME or any of CME's subsidiaries which has had (nor does the Company, CME and each of CME's subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company, CME or CME's subsidiary and which could reasonably be expected to have) a material adverse effect on the CME Group, taken as a whole.

          (z) The Company, CME and each of CME's subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions

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are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (aa) The Shares have been approved for listing on the New York Stock Exchange, Inc. (the "EXCHANGE"), subject to notice of issuance, and, at the Closing Date and the Option Closing Date (as defined in Section 3 hereunder), the Shares issued at or prior to the time of delivery on such closing date will be listed thereon.

          (bb) The Company and CME have not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or CME to facilitate the sale or resale of the Shares.

          (cc) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

          (dd) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

          (ee) The Company has not offered, or caused UBS Warburg or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (ff) Ernst & Young LLP, who have certified certain financial statements of CME and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (II) CME represents and warrants to and agrees with each of the Underwriters as to the matters in clauses (a), (b), (d), (e), (f), (g), (h),
(i), (j), (l), (cc), (dd) and (ee) of Section 1(I) above.

          2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder severally represents and warrants to and agrees with each of the Underwriters that:

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          (a)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Agreement and Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states or any applicable law, rule or regulation of any foreign jurisdiction in connection with the offer and sale of the Shares.

          (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law or the certificate of incorporation or by-laws or other organizational documents of such Selling Shareholder (if such Selling Shareholder is not a natural person), to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

          (d) The Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder.

          (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when

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such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

          (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

          (g) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or CME to facilitate the sale or resale of the Shares.

          (h) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by the U.S. Treasury Department regulations in lieu thereof).

          (i) Except as disclosed by such Selling Shareholder in writing to the Representatives, neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article 1(q) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

          3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as

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you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to ___________ Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley and UBS Warburg on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the board of directors of the Company shall not, without the prior written consent of Morgan Stanley and UBS Warburg on behalf of the Underwriters, approve any transfer of Common Stock as a "Conversion Transfer" (as defined in the Company's certificate of incorporation) during such 180-day period.

          The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance by the Company of options under the Company's stock option plan, and (D) the issuance by the Company of shares of Common Stock in connection with any acquisitions, mergers or strategic investments that the

Company enters into, subject to the requirement that parties receiving shares of Common Stock in such transactions agree to be bound by the same restrictions as those set forth in the preceding paragraph for the remainder of the 180-day period.

          4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

          5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December ___, 2002, or at such other time on the same or such other date, not later than December ___, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than January __, 2003, as shall be designated in writing by you.

          The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, unless the Representatives shall otherwise instruct, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than __________ (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or CME's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development reasonably likely to result in a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the CME Group, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and CME, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company and CME contained in this Agreement are true and correct as of the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's and CME's knowledge, threatened, and that the Company and CME, as the case may be, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Craig S. Donohue, Executive Vice President and Chief Administrative Officer of the Company, to the effect that he has no reason to believe that (except for the financial statements and financial schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto as to which he need not express any belief) the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and has no reason to believe that (except for the financial statements and financial schedules and other financial and statistical data included therein or excluded therefrom as to which he need not express any belief) the Prospectus as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

          (d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), outside counsel for the Company, dated the Closing Date, to the effect of the following and otherwise in form and substance satisfactory to you:

               (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus (with such exceptions as would not have a material adverse effect on the CME Group, taken as a whole); and based solely upon a review of "good standing" certificates of such states, the Company is qualified to transact business and is in good standing in each jurisdiction set forth in Exhibit A to such counsel's opinion;

               (ii) CME is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus (with such exceptions as would not have a material adverse effect on the CME Group, taken as a whole); and based solely upon a review of "good standing" certificates of such states, CME is qualified to transact business and is in good standing in each jurisdiction set forth in Exhibit A to such counsel's opinion;

               (iii) the authorized capital stock of the Company conforms, in all material respects, as to legal matters to the description thereof contained in the Prospectus under the heading "Description of Capital Stock";

               (iv) the shares of Class A Common Stock of the Company (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable; based solely on their review of the certificate of incorporation and by-laws of the Company, and assuming that, at the Closing Date, the Shares are listed on the New York Stock Exchange, each share of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock, as applicable, to be sold by a Selling Shareholder pursuant to this Agreement shall automatically convert (without any action by the holder) into one Share of Class A Common Stock, upon the sale of such Share pursuant to this Agreement; and, upon the sale of such

          Share pursuant to this Agreement, there shall be no restriction on transfer of such Share under the certificate of incorporation or by-laws of the Company;

               (v) all of the issued shares of capital stock of CME have been duly authorized and validly issued, are fully paid and non-assessable and, to such counsel's knowledge, are owned of record by the Company, free and clear of all liens, encumbrances, equities or claims;

               (vi) the issuance and sale of Shares to be sold by the Company have been duly authorized by the Company for sale to the Underwriters under this Agreement and such Shares, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not, to such counsel's knowledge, be subject to any preemptive or similar rights to subscribe for the Shares under the certificate of incorporation or by-laws of the Company or under the laws of the State of Delaware;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company and CME;

               (viii) the execution and delivery by the Company and CME of, and the performance by the Company and CME of their respective obligations under, this Agreement will not violate or breach any provision of the certificate of incorporation or by-laws of the Company or CME or any agreement or instrument of the Company or CME set forth as an exhibit to the Registration Statement (except for such violations or breaches which would not materially impair the performance of the Company or CME of its obligations under this Agreement);

               (ix) Except as would not have a material adverse effect on the CME Group, taken as a whole: (A) the compliance by the Company or by CME with all of the provisions of this Agreement will not contravene any provision of any Applicable Laws or Applicable Orders (it being understood that, for purposes of this opinion, (1) the term "Applicable Laws" means those laws, rules and regulations of the State of Illinois and the United States of America that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, including the U.S. federal commodities laws and the rules and regulations of the CFTC, all as of the date hereof; (2) the term "Applicable Orders" means those judgments, orders or decrees of Governmental Authorities (as such term is hereinafter defined) by which the Company or CME is bound, the existence of which is known to such counsel or has been specifically disclosed to such counsel in writing by the Company or CME; and (3) the term "Governmental Authorities" means any Illinois or federal executive, legislative, judicial, administrative or regulatory body established under Applicable Laws),

          PROVIDED that, in rendering such opinions, such counsel need not express any opinion with respect to (x) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions or (y) the information contained in, or the accuracy, completeness or correctness of, the Prospectus or the Registration Statement or the compliance thereof as to form with the Securities Act and the rules and regulations promulgated thereunder; and (B) no Governmental Approval is required for the execution, delivery and performance of this Agreement by the Company or CME (it being understood that, for purposes of such opinion, the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or notice to, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws), PROVIDED that, in rendering such opinions, such counsel does not express any opinion with respect to (x) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions, (y) such Governmental Approvals as have been obtained or made or (z) the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

               (x) the statements (A) in the Prospectus under the captions "Description of Capital Stock" and "Material U.S. Federal Tax Consequences to Non-U.S. Holders," "Business--Regulatory Matters," "Business--Licensing Agreements," "Business--Legal Proceedings" and "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements purport to summarize certain provisions of the specific agreements, statutes or regulations referred to therein, fairly summarize such provisions in all material respects;

               (xi) to such counsel's knowledge, there are no (A) legal or governmental proceedings pending or threatened to which the Company, CME or any of CME's subsidiaries is a party that are required to be described in the Registration Statement or the Prospectus and are not so described or (B) contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xii) neither the Company nor CME is, and solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus neither of them will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (xiii) the Registration Statement, at the time it became effective, and the Prospectus as of its date (in each case except for financial statements and financial schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto as to which such counsel need not express any opinion) appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and, except to the extent expressly stated in paragraph (x) above, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

               In addition, such counsel shall state that it has no reason to believe that (except for the financial statements and financial schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto as to which such counsel need not express any belief) the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and has no reason to believe that (except for the financial statements and financial schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto as to which such counsel need not express any belief) the Prospectus as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Selling Shareholders, dated the Closing Date, to the effect of the following and otherwise in form and substance satisfactory to you:

               (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

               (ii) the Power of Attorney of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder; and

               (iii) an action based on an adverse claim to the financial asset consisting of the Shares sold by the Selling Shareholders deposited in or held by DTC, whether such action is framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted successfully against the Representatives assuming that neither the Representatives nor any Underwriter has notice of any adverse claims with respect to such financial asset.

               In addition, (I) such counsel or other counsel for the Selling Shareholders named in Schedule III hereto (which may be an in-house counsel) reasonably acceptable to the Underwriters shall provide an opinion to the effect that the execution and delivery by each Selling Shareholder named in Schedule III hereto of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney of such Selling Shareholder will not contravene any provision of the certificate of incorporation or by-laws or similar organizational documents of such Selling Shareholder; and (II) such counsel shall state that it (A) has no reason to believe that (except for the financial statements and financial schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for the financial statements and financial schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto as to which such counsel need not express any belief) the Prospectus as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such statement relates only to statements or omissions in the Registration Statement or the Prospectus based upon information relating to each Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

          (f) The Underwriters shall have received on the Closing Date an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(vi), 6(d)(vii) and 6(d)(x) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and a letter covering the matters referred to in Section 6(d)(xiii) and in the last paragraph of Section 6(d) above.

          With respect to the last paragraph of Section 6(d) above, Skadden, Arps, Slate, Meagher & Flom (Illinois) and Cleary, Gottlieb, Steen & Hamilton and with respect to clause (II) of the last paragraph of Section 6(e) above, Skadden, Arps, Slate, Meagher & Flom (Illinois), may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to
     Section 6(e) above, Skadden, Arps, Slate, Meagher & Flom (Illinois) may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Power of Attorney of such Selling Shareholder and in other documents and instruments; PROVIDED that a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel and copies of such Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

          The opinions of Skadden, Arps, Slate, Meagher & Flom (Illinois) described in Sections 6(d) and 6(e) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (i) The Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

          (j) Prior to the Closing Date, the Company, CME and each of the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and CME, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

          7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, PROVIDED, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or consent to service of process in any jurisdiction where it has not already so qualified or consented.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

          (g) To comply in all material respects with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders (provided that each Selling Shareholder shall pay a proportionate share of the fees and expenses of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Selling Shareholders, incurred in connection with delivering its opinion required under Section 6(e) in an amount not to exceed $1,000 per Selling Shareholder) in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company or CME and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (xi) all expenses of the Company and CME in connection with any offer and sale of the Shares outside of the United States, and filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

          9. INDEMNITY AND CONTRIBUTION. (a) The Company and CME agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or CME shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or
(ii) any Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use therein other than information with respect to any position, office or other relationship which any Selling Shareholder has had with, and which is material to, the Company or any of its predecessors or affiliates within three years prior to the date of the Prospectus; PROVIDED, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

     Notwithstanding the foregoing, and subject to Section 9(b), the parties hereto agree that CME shall only be liable for amounts payable under Section 9(a) in the event that (i) the Company is bankrupt or insolvent or (ii) an indemnified party (as defined below) shall have obtained a judicial judgment, order or decree (in each case which has not been appealed) for amounts payable to such indemnified party under this Section 9(a) (including reimbursement of reasonable legal fees or other expenses) and such indemnified party shall have made a demand upon the Company for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 60 days or more.

          (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company and the officers of the Company who sign the Registration Statement, each Underwriter, each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors and officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     The parties hereto agree that CME shall only be liable for amounts payable under this Section 9(e) in the event that (i) the Company is bankrupt or insolvent or (ii) an indemnified party shall have obtained a judicial judgment, order or decree (in each case which has not been appealed) for amounts payable to such indemnified party under this Section 9(e) (including reimbursement of legal fees or other expenses) and such indemnified party shall have made a demand upon the Company for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 60 days or more.

          (f) The Sellers, CME and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g)  The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company, CME and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          10. DIRECTED SHARE PROGRAM INDEMNIFICATION. (a) The Company and CME agree to indemnify and hold harmless UBS Warburg and its affiliates, within the meaning of Rule 405 under the Securities Act, and each person, if any, who controls UBS Warburg or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("UBS WARBURG ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company or CME for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or
(iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of UBS Warburg Entities.

          The parties hereto agree that CME shall only be liable for amounts payable under this Section 10(a) in the event that (i) the Company is bankrupt or insolvent or (ii) any UBS Warburg Entity shall have obtained a judicial judgment, order or decree (in each case which has not been appealed) for amounts payable to such UBS Warburg Entity under this Section 10(a) (including reimbursement of legal fees or other expenses) and such UBS Warburg Entity shall have made a demand upon the Company for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 60 days or more.

          (b) In case any proceeding (including any governmental investigation) shall be instituted involving any UBS Warburg Entity in respect of which indemnity may be sought pursuant to Section 10(a), the UBS Warburg Entity seeking indemnity shall promptly notify the Company or CME in writing, and the Company or CME, upon request of the UBS Warburg Entity, shall retain counsel reasonably satisfactory to the UBS Warburg Entity to represent the UBS Warburg Entity and any others the Company or CME may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any UBS Warburg Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such UBS Warburg Entity unless (i) the Company or CME shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and/or CME on the one hand, and the UBS Warburg Entity on the other hand and representation of both such parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company and CME shall not, in respect of the legal expenses of the UBS Warburg Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all UBS Warburg Entities. Any such firm for the UBS Warburg Entities shall be designated in writing by Morgan Stanley. The Company and CME shall not be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and CME agree to indemnify the UBS Warburg Entities from and against any loss or liability by reason of such settlement or judgment. The Company and CME shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any UBS Warburg Entity is or could have been a party and indemnity could have been sought hereunder by such UBS Warburg Entity, unless such settlement includes an unconditional release of the UBS Warburg Entities from all liability on claims that are the subject matter of such proceeding.

          (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a UBS Warburg Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company and CME, in lieu of indemnifying the UBS Warburg Entity thereunder, shall contribute to the amount paid or payable by the UBS Warburg Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and CME on the one hand and the UBS Warburg Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company and CME on the one hand and of the UBS Warburg Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and CME on the one hand and of the UBS Warburg Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the UBS Warburg Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company and CME on the one hand and the UBS Warburg Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the UBS Warburg Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The parties hereto agree that CME shall only be liable for amounts payable under this Section 10(c) in the event that (i) the Company is bankrupt or insolvent or (ii) any UBS Warburg Entity shall have obtained a judicial judgment, order or decree (in each case which has not been appealed) for amounts payable to such UBS Warburg Entity under this Section 10(c) (including reimbursement of legal fees or other expenses) and such UBS Warburg Entity shall have made a demand upon the Company for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 60 days or more.

          (d) The Company, CME and the UBS Warburg Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by PRO RATA allocation (even if the UBS Warburg Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the UBS Warburg Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the UBS Warburg Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no UBS Warburg Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such UBS Warburg Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any UBS Warburg Entity at law or in equity.

          (e)  The indemnity and contribution provisions contained in this
Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any UBS Warburg Entity or the

Company or CME, the officers or directors of the Company or CME or any person controlling the Company or CME and (iii) acceptance of and payment for any of the Directed Shares.

          11. TERMINATION. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market,
(ii) trading of any securities of the Company or CME shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

          12. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          13. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          15. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                      Very truly yours,

                                      CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      CHICAGO MERCANTILE EXCHANGE INC.


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      The Selling Shareholders named in
                                      Schedule I hereto, acting severally

                                      By:
                                         -----------------------------------
                                         Attorney-in-Fact


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
UBS Warburg LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.

Acting severally on behalf of themselves and the several Underwriters named in
  Schedule II hereto.

By: Morgan Stanley & Co. Incorporated

By:
   -----------------------------------
     Name:
     Title:

                                   SCHEDULE I


                                                       NUMBER OF
                                                       FIRM SHARES
     SELLING SHAREHOLDER                               TO BE SOLD

[NAMES OF SELLING SHAREHOLDERS]


                                                          ------------------
                                    Total........
                                                          ------------------

                                  SCHEDULE II


                                                       NUMBER OF
                                                       FIRM SHARES
         UNDERWRITER                                   TO BE PURCHASED

Morgan Stanley & Co. Incorporated
UBS Warburg LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.

[NAMES OF OTHER UNDERWRITERS]


                                                          ------------------
                                    Total........
                                                          ------------------

                                  SCHEDULE III


          SELLING SHAREHOLDERS

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                                          ________________, 2002


Morgan Stanley & Co. Incorporated
UBS Warburg LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated, UBS Warburg LLC, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and William Blair & Company, L.L.C. (the "REPRESENTATIVES") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the "COMPANY"), Chicago Mercantile Exchange Inc., a Delaware corporation, and the Selling Shareholders named in Schedule I to the Underwriting Agreement providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters named in Schedule II thereto, including the Representatives (the "UNDERWRITERS"), of ______ shares (the "SHARES") of the Class A Common Stock, $ .01 par value, of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated ("Morgan Stanley") and UBS Warburg LLC ("UBS Warburg") on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, and (c) transactions relating to shares of Common Stock in connection with "Permitted Transfers", as defined in the Company's certificate of incorporation, PROVIDED that, for transactions under clause (c), parties receiving shares of Common Stock in such transactions agree to be bound by

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the same restrictions as those set forth in the foregoing sentence for the remainder of the 180-day period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and UBS Warburg on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                    Very truly yours,


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                                                    (Name)

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                                                    (Address)

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